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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3) and related Prospectus of Maxwell Technologies, Inc. for the registration of 244,796 shares of its common stock and to the incorporation by reference therein of our report dated September 15, 1998, with respect to the consolidated financial statements of Maxwell Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP

San Diego, California
July 7, 1999